UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2026

CID HoldCo, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-42711	99-2578850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5661 S Cameron St, Suite 100, Las Vegas, Nevada	89118
(Address of Principal Executive Offices)	(Zip Code)

(303)-332-4122

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value of $0.0001 per share	DAIC	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Common Stock at an exercise price of $287.50 per share*	DAICW	The Nasdaq Stock Market LLC

*	Reflects giving effect to the reverse stock split as of 4:01 p.m. Eastern Time on May 29, 2026 as described in the 8-K filed by CID HoldCo, Inc. with the Securities and Exchange Commission on May 28, 2026.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 6, 2026, CID HoldCo, Inc., a Delaware corporation (the “Company”), received a written notification from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) informing the Company that Nasdaq’s staff had determined to delist the Company’s common stock, par value $0.0001 per share (the “Common Stock”), from Nasdaq pursuant to Nasdaq Listing Rule 5450(b)(2)(A) because the Company did not satisfy the minimum Market Value of Listed Securities (“MVLS”) requirement of $50 million. The notification is referred to herein as the “Staff Determination.”

As previously disclosed, on February 5, 2026, the Company received deficiency notices from Nasdaq indicating that (i) the MVLS of the Company’s listed securities was below $50 million required under Nasdaq Listing Rule 5450(b)(2)(A), and (ii) the closing bid price of the Common Stock had been below $1.00 per share for 30 consecutive business days, which is the minimum bid price required for continued listing on the Nasdaq Global Market under Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”). On February 10, 2026, the Company received an additional deficiency notice from Nasdaq indicating that the Company’s securities had not maintained a minimum market value of publicly held shares (“MVPHS”) of $15 million required under Nasdaq Listing Rule 5450(b)(2)(C). In accordance with the applicable Nasdaq Listing Rules, the Company was given 180 calendar days to regain compliance with each requirement: until August 4, 2026 for the MVLS and Minimum Bid Price Requirements, and until August 10, 2026 for the MVPHS requirement. On June 23, 2026, Nasdaq notified the Company that it had regained compliance with the Minimum Bid Price Requirement because the closing bid price of the Common Stock had been $1.00 per share or greater for at least 12 consecutive business days from June 8, 2026 to June 22, 2026, and accordingly, the minimum bid price matter was closed. The Company, however, did not regain compliance with the MVLS requirement by the August 4, 2026 deadline, and Nasdaq subsequently issued the Staff Determination on August 6, 2026.

Under the Staff Determination, the Company has the right to appeal the Staff Determination by requesting a hearing before a Nasdaq Hearings Panel (the “Hearings Panel”). Any such request must be submitted by 4:00 p.m. Eastern Time on August 13, 2026, and is subject to a $20,000 hearing fee. The Company plans to file such appeal by timely requesting a hearing (the “Hearing”) before the Hearings Panel and paying the applicable fee. A Hearing request will stay the suspension of the Company’s securities and the filing of a Form 25-NSE with the Securities and Exchange Commission pending the issuance of a written decision by the Hearings Panel. The Common Stock will remain listed on Nasdaq, pending the outcome of the Hearing. There can be no assurance that the Hearings Panel will decide in the Company’s favor with respect to such appeal. The Hearings Panel’s decision will determine the future of trading of the Common Stock.

There can be no assurance that the Company will be granted the Hearing or that following the Hearing, the Hearings Panel will determine to continue to allow the listing of the Common Stock on Nasdaq or that the Company will be able to evidence compliance with the applicable listing criteria within the period of time, if any, that may be granted by the Hearings Panel.

Item 7.01 Regulation FD

On August 12, 2026, the Company issued a press release relating to the Company being informed that Nasdaq’s staff had determined to delist the Company’s Common Stock. A copy of the press release is furnished herewith as Exhibit 99.1.

The information in this current report on Form 8-K, including the press release attached as Exhibit 99.1 hereto, is being furnished, but shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated August 12, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CID HoldCo, Inc.

Date: August 12, 2026	By:	/s/ Edmund Nabrotzky
Edmund Nabrotzky
Chief Executive Officer

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